                                                                      EXHIBIT 99


NEWS RELEASE                                               (VERIZON LOGO)


FOR IMMEDIATE RELEASE                       MEDIA CONTACTS:
APRIL 22, 2003                              PETER THONIS
                                            212-395-2355
                                            peter.thonis@verizon.com

                                            BOB VARETTONI
                                            212-395-7726
                                            robert.a.varettoni@verizon.com


             VERIZON COMMUNICATIONS REPORTS SOLID QUARTERLY RESULTS
              BOLSTERED BY DEMAND FOR WIRELESS, LD, DSL AND BUNDLES


                            FIRST-QUARTER HIGHLIGHTS

o $1.41 in fully diluted earnings per share (EPS), compared with a loss of 18 cents per share in the first quarter 2002

o    833,000 Verizon Wireless net customer additions; total customers now exceed
     33.3 million

o 14.8 percent total revenue growth for Verizon Wireless, compared with first quarter 2002

o    710,000 net additional long-distance lines in the quarter

o    160,000 net additional digital subscriber lines (DSL) in the quarter

o Net debt (total debt less cash and cash equivalents) reduced by $2.7 billion since year-end 2002 to $49.9 billion -- a 5.1 percent decrease since year-end and a 19.3 percent decrease since first quarter 2002

o $2.3 billion in free cash flow (cash from operating activities less capital expenditures and dividends)

         NEW YORK -- Verizon Communications Inc. (NYSE:VZ) today announced first-quarter 2003 fully diluted EPS of $1.41, or 63 cents before special and non-recurring items, as the corporation reported continued strong demand for wireless, long-distance and DSL services, as well as for bundled product offerings.

Verizon News Release, page 2


         For the quarter, Verizon's reported earnings were $3.9 billion, or $1.41 per share, including a one-time gain of $2.1 billion, or 77 cents per share, associated with the previously announced adoption of new accounting rules on asset retirement obligations (SFAS No. 143), effective Jan. 1. Excluding this one adjustment, Verizon's earnings were $1.8 billion, or 63 cents per share.

         For the first quarter 2003, reported revenues were $16.3 billion, a 0.9 percent decrease from the first quarter 2002. However, the prior year's quarterly revenues included $241 million generated by 1.27 million switched access lines that Verizon has since sold. On a comparable basis, revenues increased 0.6 percent to $16.3 billion in the first quarter 2003, from $16.2 billion in the first quarter 2002.

         Consolidated operating revenues included a double-digit, year-over-year increase for the third consecutive quarter in Verizon Wireless revenues, which grew 14.8 percent to $5.1 billion, from $4.4 billion in the first quarter of 2002.

         Reported operating expenses decreased 1.1 percent to $12.8 billion in the first quarter 2003, compared with $12.9 billion in the first quarter 2002. However, the prior year's quarterly expenses included $413 million in special and non-recurring items.

         On a comparable basis, operating expenses were $12.8 billion in the first quarter 2003, up 2.2 percent from $12.5 billion in the first quarter 2002. This increase was driven by significantly lower net pension and other post-retirement benefit income. The prior year's quarterly expenses included a $330 million net expense credit associated with pensions and post-retirement benefits, compared with only an $80 million net expense credit for first quarter 2003.

         Verizon's operational earnings -- which in addition to the special and non-recurring items exclude pension and other post-retirement income, and income from the access lines Verizon sold in 2002 -- were 62 cents per share in the first quarter 2003, compared with 61 cents per share in the first quarter 2002.

         The schedules accompanying this news release provide reconciliations to generally accepted accounting principles (GAAP) for all non-GAAP financial measures mentioned in this announcement.

Verizon News Release, page 3


                         IMPROVING COMPETITIVE POSITION

         Chief Executive Officer Ivan Seidenberg said, "In a struggling industry, Verizon is continuously improving its competitive position. We continue to generate strong cash flows, improve our balance sheet and create value from our advanced networks. This steady progress is the result of our diversified revenue base, our discipline in controlling costs, our service improvements, Wireless' continued solid revenue and customer growth, and the introduction of innovative product bundles that have retained and grown our customer base."

                             FUTURE GROWTH PROSPECTS

         "Looking ahead we see new opportunities, especially in the large business market, from our newly acquired capability to provide long-distance services nationwide and from new wireless data offerings targeting this segment," Seidenberg said. "We also see a next phase of industry growth fueled by the combination of Verizon's broadband network services with attractive new product offerings, such as those being developed through our partnership with Microsoft's MSN service and which we expect to introduce shortly."

                               INCREASED CASH FLOW

         Verizon's first-quarter free cash flow was $2.3 billion, compared with $0.8 billion in the first quarter 2002. Capital expenditures in the first quarter 2003 were $2.5 billion, a 4.7 percent decrease from $2.6 billion in first quarter 2002. Cash flow from operations was $5.8 billion in the first quarter 2003, a 29.8 percent increase from $4.5 billion in first quarter 2002.

         In first quarter 2003, net debt was reduced 19.3 percent to $49.9 billion, from $61.9 billion in first quarter 2002.


                              GROWTH IN KEY MARKETS

         Building on the momentum of last year, Verizon continued to grow its customer base in key markets. In the first quarter 2003, Verizon Wireless added 833,000 customers on a net basis, fueled by strong new-customer growth and industry-leading customer retention. The nation's leading wireless carrier now has more than 33.3 million customers.

         In long distance and DSL, Verizon saw growth rates similar to recent past quarters. Beginning this year, in order to better match other disclosed per-line metrics and reported

Verizon News Release, page 4


volumes to revenues, the company has changed the methodology for reporting operational results in these categories. DSL results are now reported on the basis of lines billed, rather than lines provisioned, and long-distance results are now reported on the basis of lines, rather than customers. This decreases previously reported overall DSL totals and increases previously reported overall long-distance totals.

         The company added a net of 710,000 long-distance lines and 160,000 DSL lines in the first quarter 2003. Overall, Verizon had 13.2 million long-distance lines in service and 1.83 million DSL lines in service as of the end of the first quarter.

         In addition, Verizon Freedom plans continue to retain customers, bolster long-distance and DSL sales, and win back customers from competitors. Verizon Freedom plans introduced last summer offer local services with various combinations of long distance, wireless and Internet access in a discounted bundle available on one bill.

         Newer Verizon Freedom plans, available since late January, offer a flat rate for unlimited local and long-distance calling. Unlimited calling plans are currently available in seven states and the District of Columbia and will be introduced in all other markets later this year.

                           REPORTED RESULTS COMPARISON

         As noted above, reported earnings were $3.9 billion, or $1.41 per share, for the first quarter 2003, including a $2.1 billion after-tax gain from the adoption of SFAS No. 143. This compares with a reported loss of $0.5 billion, or 18 cents per share, in the first quarter 2002. Special and non-recurring items impacting the 2002 period primarily included investment-related charges, the cumulative effect of an accounting change related to intangible assets (SFAS No. 142) and merger transition costs -- partially offset by net gains on sales of assets.

         Beginning this reporting period, Verizon's consolidated and segment operating expenses now include separate line items for selling, general and administrative expenses, and for cost of services and sales.

                               GUIDANCE REITERATED

         Verizon reiterated its 2003 guidance of 0 to 2 percent comparable revenue growth, capital expenditures of $12.5 to $13.5 billion, and year-end net debt of $49 to $51 billion. Full-year earnings guidance is $2.70 to $2.80 per share.

Verizon News Release, page 5


                           BUSINESS SEGMENT HIGHLIGHTS

         Following are first-quarter 2003 highlights from Verizon's four business segments.


DOMESTIC TELECOM:

         Current and prior periods exclude the effects of access lines sold in 2002.

o In the first quarter, Verizon received final Federal Communications Commission approval to offer long-distance services throughout the U.S., capping a seven-year effort. The company launched service offerings last week in Maryland and Washington, D.C. Verizon has surpassed Sprint as the nation's third largest long-distance carrier for consumers, and earlier this month Verizon announced that more than 1 million small and medium-sized businesses now use Verizon long-distance service.

o More than 55 percent of Verizon's 13.2 million long-distance lines are in states in the former Bell Atlantic territory. Verizon's nationwide base of long-distance lines has increased nearly 37 percent year-over-year.

o Approximately 63 percent of Verizon's 57.5 million access lines are qualified to receive DSL service. As previously announced, the company expects to qualify 80 percent of access lines by year-end through the continued deployment of DSL technology.

o Since late last year, Verizon has won 194 contracts for Enterprise Advance services, as the company's Enterprise Solutions Group has geared up sales efforts and has a growing sales funnel following the last of Verizon's long-distance approvals. New regional data services are now available to the enterprise market of Fortune 1000 corporations, governments, and finance, education and healthcare entities.

o Access line equivalents increased 3.9 percent to 136.6 million, compared with the first quarter 2002, driven by 10.4 percent growth in digital capacity equivalents.


VERIZON WIRELESS:

o In the first quarter, Verizon Wireless continued its record of strong profitability and strong customer growth, while reaching a new low in customer churn.

o Total customers grew 12.6 percent year-over-year to 33.3 million. Of the company's 833,000 net additions in the quarter, 755,000 were from retail operations, up 97 percent over the first quarter 2002; 6,000 were from property acquisitions; and 72,000 were from reseller operations. The company's retail customer base grew 15.6 percent year-over-year to 32.1 million of the company's 33.3 million total customers.

Verizon News Release, page 6


o Churn continued to decrease to the lowest levels in the company's history. Total churn, including retail and reseller, was 2.1 percent. Churn in the retail post-pay segment, which is more than 90 percent of the company's base, was 1.65 percent for the first quarter.

o Monthly service revenue per subscriber increased to more than $47 for the quarter, up 3 percent over the prior year's quarter.

o The company's low cost structure continued to lead the industry, as cash expense per subscriber increased only 3.4 percent during the quarter even with acquisition costs associated with the high volume of new subscribers. EBITDA margin remained strong at 38.2 percent. (EBITDA is determined by adding depreciation and amortization to operating income; EBITDA margin is calculated by dividing EBITDA by Verizon Wireless' service revenues.)

o Quarterly EBITDA increased 14.5 percent over the prior-year quarter to $1.8 billion. Service revenues for the quarter grew 15.0 percent to $4.7 billion, with total revenues up 14.8 percent to $5.1 billion.

o More than 85 percent of the company's national network, the most extensive in the country, is now equipped with 1XRTT technology, providing higher data speeds and improved spectrum efficiency to accommodate growth in overall usage as well as in popular data services. Complementing this deployment, the majority of devices the company sells are 1X-ready.

o Demand for the company's data and text services continued to build in the quarter. Text messaging leads the pack, reaching more than 200 million billed text messages a month, as the company launched enhanced text services including TXT International and TXT Communities chat groups. Get It Now(SM), the company's BREW-based downloadable services -- including ringtones, games and content from leading providers, such as Sony Pictures and Paramount Pictures -- grew to about 2 million downloads a month.

o The company announced plans to launch, during the third quarter, a wireless broadband service called 1xEV-DO in Washington, D.C., and San Diego, as well as its own branded wireless Wi-Fi service for high-speed data connections between the Verizon Wireless wide area network and hundreds of hotels, airports and other "hot spots" nationwide.

o For business customers, the company launched Wireless Office, a suite of services for mobile professionals that encompasses voice tools, Internet/intranet access, personal information management, e-mail and customized solutions for the latest devices, from PDAs (personal digital assistants) to laptops to the Blackberry, on the company's national 1XRTT Express Network.


INFORMATION SERVICES:

o In the first quarter, revenues of $700 million from Verizon's directory publishing and electronic commerce operations decreased 12.8 percent from the prior year's quarter, primarily due to the impact of changes in timing of publication dates.

Verizon News Release, page 7


o    Verizon Information Services' electronic products, including
     SuperPages.com(TM), continue to achieve strong growth as demonstrated by a
     51.4 percent increase in revenue and a 39 percent increase in searches over first quarter 2002.


INTERNATIONAL:

o In the first quarter, revenues were $621 million, compared with $708 million in the first quarter 2002. The revenue decline was largely the result of declining foreign exchange rates, particularly in the Dominican Republic and Mexico.

o First-quarter income from unconsolidated businesses grew $38 million to $214 million, compared with first quarter 2002. The increase reflects continued operational growth in Verizon's equity investments.

o Verizon International business units continued to leverage relationships with Verizon Wireless by implementing innovative pricing plans, such as one-rate roaming; deploying high-speed 1XRTT wireless data services; and continuing procurement efficiencies.

o Verizon continued to benefit from strong International wireless subscriber growth, as the total number of wireless subscribers served by Verizon's International investments increased by more than 3 million compared with first quarter 2002, reaching 33.4 million subscribers, a 10.2 percent growth rate.

         A Fortune 10 company, Verizon Communications (NYSE:VZ) is one of the world's leading providers of communications services. Verizon companies are the largest providers of wireline and wireless communications in the United States, with 136.6 million access line equivalents and 33.3 million Verizon Wireless customers. Verizon is the third largest long-distance carrier for U.S. consumers, with 13.2 million long-distance lines, and the company is also the largest directory publisher in the world, as measured by directory titles and circulation. With approximately $67 billion in annual revenues and 227,000 employees, Verizon's global presence extends to the Americas, Europe, Asia and the Pacific. For more information on Verizon, visit www.verizon.com.



                                      ####




VERIZON'S ONLINE NEWS CENTER: Verizon news releases, executive speeches and biographies, media contacts and other information are available at Verizon's News Center on the World Wide Web at www.verizon.com/news. To receive news releases by e-mail, visit the News Center and register for customized automatic delivery of Verizon news releases.

Verizon News Release, page 8


NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the duration and extent of the current economic downturn; materially adverse changes in economic or labor conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; our ability to satisfy regulatory merger conditions; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; our ability to recover insurance proceeds relating to equipment losses and other adverse financial impacts resulting from the terrorist attacks on Sept. 11, 2001; and changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------


                                                        (dollars in millions, except per share amounts)

                                                       3 Mos. Ended      3 Mos. Ended
Unaudited                                                3/31/03            3/31/02          % Change
---------                                              ------------      ------------      ------------
OPERATING REVENUES                                     $     16,279      $     16,430               (.9)

OPERATING EXPENSES
Cost of services and sales                                    5,141             4,874               5.5
Selling, general & administrative expense                     4,253             4,945             (14.0)
Depreciation and amortization expense                         3,385             3,320               2.0
Sales of assets, net                                             --              (220)           (100.0)
                                                       ------------      ------------
TOTAL OPERATING EXPENSES                                     12,779            12,919              (1.1)

OPERATING INCOME                                              3,500             3,511               (.3)
Income (loss) from unconsolidated businesses                    166            (1,543)                *
Other income and (expense), net                                  34                47             (27.7)
Interest expense                                               (778)             (814)             (4.4)
Minority interest                                              (326)             (243)             34.2
                                                       ------------      ------------
INCOME BEFORE PROVISION FOR INCOME TAXES
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 2,596               958             171.0
Provision for income taxes                                     (838)             (963)            (13.0)
                                                       ------------      ------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                       1,758                (5)                *
Cumulative effect of accounting change, net of tax            2,150              (496)                *
                                                       ------------      ------------
NET INCOME (LOSS)                                      $      3,908      $       (501)                *
                                                       ============      ============

BASIC EARNINGS (LOSS) PER COMMON SHARE                 $       1.42      $       (.18)                *
Weighted average number of common
    shares (in millions)                                      2,748             2,719

DILUTED EARNINGS (LOSS) PER COMMON SHARE(1)            $       1.41      $       (.18)                *
Weighted average number of common
    shares-assuming dilution (in millions)                    2,780             2,719


FOOTNOTES:

(1) Diluted Earnings (Loss) per Share include the dilutive effect of shares issuable under our stock-based compensation plans and exchangeable equity interests, which represent the only potential dilution. There is no impact of diluted securities in the first quarter of 2002 since a net loss from continuing operations was reported.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

*    Not meaningful

VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME BEFORE NON-RECURRING ITEMS
--------------------------------------------------------------------------------


                                                    (dollars in millions, except per share amounts)

                                                   3 Mos. Ended      3 Mos. Ended
Unaudited                                             3/31/03          3/31/02          % Change
---------                                          ------------      ------------      ------------
OPERATING REVENUES(1)
  Domestic Telecom                                 $      9,941      $     10,251              (3.0)
  Domestic Wireless                                       5,086             4,430              14.8
  Information Services                                      700               803             (12.8)
  International                                             621               708             (12.3)
  Other                                                     (69)               (3)                *
                                                   ------------      ------------
TOTAL OPERATING REVENUES                                 16,279            16,189                .6
                                                   ------------      ------------

OPERATING EXPENSES(1)
  Cost of services and sales                              5,141             4,813               6.8
  Selling, general & administrative expense               4,253             4,373              (2.7)
  Depreciation and amortization expense                   3,385             3,320               2.0
                                                   ------------      ------------
TOTAL OPERATING EXPENSES                                 12,779            12,506               2.2
                                                   ------------      ------------

OPERATING INCOME                                          3,500             3,683              (5.0)
Operating income impact of operations sold(1)                --               162            (100.0)
Income from unconsolidated businesses                       166               146              13.7
Other income and (expense), net                              34                65             (47.7)
Interest expense                                           (778)             (814)             (4.4)
Minority interest                                          (326)             (255)             27.8
                                                   ------------      ------------
INCOME BEFORE PROVISION FOR INCOME TAXES                  2,596             2,987             (13.1)
Provision for income taxes                                 (838)           (1,018)            (17.7)
                                                   ------------      ------------
NET INCOME BEFORE NON-RECURRING ITEMS              $      1,758      $      1,969             (10.7)
                                                   ============      ============

DILUTED ADJUSTED EARNINGS PER SHARE(1)             $        .63      $        .72             (12.5)
Weighted average number of common
        shares-assuming dilution (in millions)            2,780             2,719

FOOTNOTES:

Management believes the presentation above assists readers in better understanding our results of operations and trends from period to period, consistent with how management evaluates Verizon's consolidated and segment results of operations for a variety of internal measures including compensation. Therefore, management also provides this information externally. For a reconciliation of the above amounts to their comparable GAAP amounts see the following page.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

(1) Reclassifications of prior period amounts have also been made to reflect comparable operating results excluding significant operations sold, the previously announced Domestic Telecom access lines, as follows:

                                                   3 Mos. Ended      3 Mos. Ended
                                                     3/31/03            3/31/02
                                                   ------------      ------------
Revenues                                           $         --      $        241
Expenses                                           $         --      $         79

VERIZON COMMUNICATIONS INC.
CONSOLIDATED STATEMENTS OF INCOME - RECONCILIATIONS
--------------------------------------------------------------------------------


                                                          (dollars in millions, except per share amounts)

                                                                       SPECIAL AND NON-
                                                                       RECURRING ITEMS
                                                                       ----------------
                                                       3 Mos. Ended       Cumulative       3 Mos. Ended
                                                          3/31/03         Effect of           3/31/03
                                                         Reported         Accounting        Before Non-
Unaudited                                                 (GAAP)            Change        Recurring Items
---------                                              ------------      ------------     ---------------
OPERATING REVENUES                                     $     16,279      $         --      $     16,279

OPERATING EXPENSES
Cost of services and sales                                    5,141                --             5,141
Selling, general & administrative expense                     4,253                --             4,253
Depreciation and amortization expense                         3,385                --             3,385
Sales of assets, net                                             --                --                --
                                                       ------------      ------------      ------------
TOTAL OPERATING EXPENSES                                     12,779                --            12,779
                                                       ------------      ------------      ------------

OPERATING INCOME                                              3,500                --             3,500
Operating income impact of operations sold                       --                --                --
Income from unconsolidated businesses                           166                --               166
Other income and (expense), net                                  34                --                34
Interest expense                                               (778)               --              (778)
Minority interest                                              (326)               --              (326)
                                                       ------------      ------------      ------------
INCOME BEFORE PROVISION FOR INCOME TAXES
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 2,596                --             2,596
Provision for income taxes                                     (838)               --              (838)
                                                       ------------      ------------      ------------
INCOME BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                       1,758                --             1,758
Cumulative effect of accounting change, net of tax            2,150            (2,150)               --
                                                       ------------      ------------      ------------
NET INCOME                                             $      3,908      $     (2,150)     $      1,758
                                                       ============      ============      ============

BASIC EARNINGS PER COMMON SHARE(1)                     $       1.42      $       (.78)     $        .64

DILUTED EARNINGS PER COMMON SHARE(1)                   $       1.41      $       (.77)     $        .63


                                                                              (dollars in millions, except per share amounts)

                                                                                  SPECIAL AND NON-RECURRING ITEMS
                                                                     --------------------------------------------------------
                                                     3 Mos. Ended                                              Mark-to-Market
                                                        3/31/02                                  Impact of     Adjustment -
                                                       Reported       Sales of      Transition   Operations      Financial
Unaudited                                               (GAAP)       Assets, Net      Costs         Sold        Instruments
---------                                            ------------    -----------    ---------    ----------    --------------
OPERATING REVENUES                                   $     16,430    $        --    $      --    $     (241)   $           --

OPERATING EXPENSES
Cost of services and sales                                  4,874             --          (10)          (51)               --
Selling, general & administrative expense                   4,945             --          (86)          (28)               --
Depreciation and amortization expense                       3,320             --           --            --                --
Sales of assets, net                                         (220)           220           --            --                --
                                                     ------------    -----------    ---------    ----------    --------------
TOTAL OPERATING EXPENSES                                   12,919            220          (96)          (79)               --
                                                     ------------    -----------    ---------    ----------    --------------

OPERATING INCOME                                            3,511           (220)          96          (162)               --
Operating income impact of operations sold                     --             --           --           162                --
Income from unconsolidated businesses                      (1,543)            --           --            --                --
Other income and (expense), net                                47             --           --            --                 3
Interest expense                                             (814)            --           --            --                --
Minority interest                                            (243)            --          (12)           --                --
                                                     ------------    -----------    ---------    ----------    --------------
INCOME BEFORE PROVISION FOR INCOME TAXES
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE                 958           (220)          84            --                 3
Provision for income taxes                                   (963)           104          (32)           --                --
                                                     ------------    -----------    ---------    ----------    --------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                        (5)          (116)          52            --                 3
Cumulative effect of accounting change, net of tax           (496)            --           --            --                --
                                                     ------------    -----------    ---------    ----------    --------------
NET INCOME (LOSS)                                    $       (501)   $      (116)   $      52    $       --    $            3
                                                     ============    ===========    =========    ============  ==============

BASIC EARNINGS (LOSS) PER COMMON SHARE(1)            $       (.18)   $      (.04)   $     .02    $       --    $           --

DILUTED EARNINGS (LOSS) PER COMMON SHARE(1)          $       (.18)   $      (.04)   $     .02    $       --    $           --

                                                                   (dollars in millions, except per share amounts)

                                                           SPECIAL AND NON-RECURRING ITEMS
                                                     -------------------------------------------
                                                                                      Cumulative    3 Mos. Ended
                                                     Investment -        Early        Effect of       3/31/2002
                                                        Related     Extinguishment    Accounting     Before Non-
Unaudited                                               Charges         of Debt         Change     Recurring Items
---------                                            ------------   --------------    ----------   ---------------
OPERATING REVENUES                                   $         --    $          --    $       --   $       16,189

OPERATING EXPENSES
Cost of services and sales                                     --               --            --            4,813
Selling, general & administrative expense                    (458)              --            --            4,373
Depreciation and amortization expense                          --               --            --            3,320
Sales of assets, net                                           --               --            --               --
                                                     ------------    -------------    ----------   --------------
TOTAL OPERATING EXPENSES                                     (458)              --            --           12,506
                                                     ------------    -------------    ----------   --------------

OPERATING INCOME                                              458               --            --            3,683
Operating income impact of operations sold                     --               --            --              162
Income from unconsolidated businesses                       1,689               --            --              146
Other income and (expense), net                                --               15            --               65
Interest expense                                               --               --            --             (814)
Minority interest                                              --               --            --             (255)
                                                     ------------    -------------    ----------   --------------
INCOME BEFORE PROVISION FOR INCOME TAXES
   AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE               2,147               15            --            2,987
Provision for income taxes                                   (121)              (6)           --           (1,018)
                                                     ------------    -------------    ----------   --------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE                                     2,026                9            --            1,969
Cumulative effect of accounting change, net of tax             --               --           496               --
                                                     ------------    -------------    ----------   --------------
NET INCOME (LOSS)                                    $      2,026    $           9    $      496   $        1,969
                                                     ============    =============    ==========   ==============

BASIC EARNINGS (LOSS) PER COMMON SHARE(1)            $        .75    $          --    $      .18   $          .72

DILUTED EARNINGS (LOSS) PER COMMON SHARE(1)          $        .75    $          --    $      .18   $          .72

Footnote:

(1) EPS totals may not add across due to rounding.

VERIZON COMMUNICATIONS INC.
OTHER RECONCILIATIONS
--------------------------------------------------------------------------------

                                                           (dollars in millions, except per share amounts)

                                                                            3 Mos. Ended      3 Mos. Ended
Unaudited                                                                     3/31/03            3/31/02
---------                                                                   ------------      ------------
FREE CASH FLOW
  Cash from operating activities                                            $      5,812      $      4,478
  Less: Capital expenditures (including network and non-network software)         (2,467)           (2,590)
        Dividends paid                                                            (1,056)           (1,051)
                                                                            ------------      ------------
                                                                            $      2,289      $        837
                                                                            ============      ============

Unaudited                                                                        3/31/03          12/31/02
---------                                                                   ------------      ------------

NET DEBT
  Short-term debt                                                           $     10,619      $      9,288
  Long-term debt                                                                  43,462            44,791
  Less: Cash and cash equivalents                                                 (4,135)           (1,438)
                                                                            ------------      ------------
                                                                            $     49,946      $     52,641
                                                                            ============      ============

                                           3 Mos. Ended      3 Mos. Ended      3 Mos. Ended      3 Mos. Ended
Unaudited                                    3/31/03            3/31/02          3/31/03           3/31/02
---------                                  ------------      ------------      ------------      ------------
                                                       Amount                         Per diluted share
                                           ------------------------------      ------------------------------
OPERATIONAL EARNINGS(1)
  Income before non-recurring items        $      1,758      $      1,969      $        .63      $        .72
  Pension and OPEB, net credit                      (48)             (201)             (.02)             (.07)
  Operating results of access lines sold             --              (100)               --              (.04)
                                           ------------      ------------      ------------      ------------
  Operational earnings                     $      1,710      $      1,668      $        .62      $        .61
                                           ============      ============      ============      ============

                                                                               3 Mos. Ended      3 Mos. Ended
Unaudited                                                                        3/31/03           3/31/02
---------                                                                      ------------      ------------
WIRELESS CASH EXPENSE PER SUBSCRIBER PER MONTH
  Cost of services and sales                                                   $      1,439      $      1,246
  Selling, general and administrative expense                                         1,866             1,629
  Less: Equipment and other revenue                                                    (426)             (378)
                                                                               ------------      ------------
  Cash expense                                                                        2,879             2,497
  Cumulative average subscribers (millions)                                            98.7              88.4
                                                                               ------------      ------------
  Cash expense per subscriber                                                  $      29.17      $      28.22
                                                                               ============      ============

Unaudited                                                                           Year Ended 12/31/03
---------                                                                      ------------------------------
2003 REVENUES
  2002 revenues - GAAP                                                         $     67,625
  Impact of access lines sold                                                           623
                                                                               ------------
                                                                               $     67,002
                                                                               ============
  2003 estimated revenues - GAAP                                               $     67,002  to $      68,342
                                                                               ============     =============
  Growth                                                                                  0% to             2%
                                                                               ------------     -------------

2003 DILUTED EARNINGS PER SHARE(1)
  2003 estimated EPS - GAAP                                                    $       3.47  to $        3.57
  Impact of adopting SFAS No. 143                                                     (0.77) to         (0.77)
                                                                               ------------     -------------
  2003 estimated EPS - before non-recurring items                              $       2.70 to  $        2.80
                                                                               ============     =============

FOOTNOTES:

Management believes free cash flow, net debt, operational earnings and cash expense per subscriber, non-GAAP financial measures, are useful measures in evaluating financial performance and are also commonly used by readers of financial information in assessing performance.

A reconciliation of net debt at year-end 2003 is not available as there is no current estimate of year-end cash and cash equivalents or components of debt.

(1)  EPS totals may not add due to rounding.

VERIZON COMMUNICATIONS INC.
SELECTED FINANCIAL AND OPERATING STATISTICS

                                                                 (dollars in millions, except per share amounts)

                                                                                  3 Mos. Ended      3 Mos. Ended
Unaudited                                                                            3/31/03          3/31/02
---------                                                                         ------------      ------------
Debt to debt and shareowners' equity ratio-end of period                                  60.2%             67.0%

Book value per common share                                                       $      13.01      $      11.39

Cash dividends declared per common share                                          $      0.385      $      0.385

Common shares outstanding (in millions)
  End of period                                                                          2,750             2,723

Capital expenditures (including capitalized network and non-network software)
  Domestic Telecom                                                                $      1,286      $      1,657
  Domestic Wireless                                                                      1,107               819
  Information Services                                                                      18                42
  International                                                                             49                63
  Other                                                                                      7                 9
                                                                                  ------------      ------------
Total                                                                             $      2,467      $      2,590
                                                                                  ============      ============

Total employees(1)                                                                     227,277           245,990

FOOTNOTE:

(1)  Prior period adjusted to reflect a comparable figure.

VERIZON COMMUNICATIONS INC.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       (dollars in millions)

Unaudited                                           3/31/03        12/31/02        $ Change
---------                                          ---------      ----------      ----------
ASSETS
  Current assets
    Cash and cash equivalents                      $   4,135      $    1,438      $    2,697
    Short-term investments                             1,479           2,042            (563)
    Accounts receivable, net                          11,462          12,598          (1,136)
    Inventories                                        1,536           1,502              34
    Prepaid expenses and other                         3,679           3,341             338
                                                   ---------      ----------      ----------
  Total current assets                                22,291          20,921           1,370
                                                   ---------      ----------      ----------
  Plant, property and equipment                      179,147         178,028           1,119
    Less accumulated depreciation                    102,027         103,532          (1,505)
                                                   ---------      ----------      ----------
                                                      77,120          74,496           2,624
                                                   ---------      ----------      ----------
  Investments in unconsolidated businesses             5,242           4,988             254
  Intangible assets                                   46,661          46,739             (78)
  Other assets                                        20,739          20,324             415
                                                   ---------      ----------      ----------
TOTAL ASSETS                                       $ 172,053      $  167,468      $    4,585
                                                   =========      ==========      ==========


LIABILITIES AND SHAREOWNERS' INVESTMENT
  Current liabilities
    Debt maturing within one year                  $  10,619      $    9,288      $    1,331
    Accounts payable and accrued liabilities          12,767          12,745              22
    Other                                              5,046           5,014              32
                                                   ---------      ----------      ----------
  Total current liabilities                           28,432          27,047           1,385
                                                   ---------      ----------      ----------
  Long-term debt                                      43,462          44,791          (1,329)
  Employee benefit obligations                        15,291          15,390             (99)
  Deferred income taxes                               21,333          19,468           1,865
  Other liabilities                                    3,959           4,015             (56)

  Minority interest                                   23,803          24,141            (338)

  Shareowners' investment
    Common stock                                         276             275               1
    Contributed capital                               24,804          24,685             119
    Reinvested earnings                               13,424          10,536           2,888
    Accumulated other comprehensive loss              (2,138)         (2,110)            (28)
                                                   ---------      ----------      ----------
                                                      36,366          33,386           2,980

    Less common stock in treasury, at cost               115             218            (103)
    Less deferred compensation -
       employee stock ownership plans and other          478             552             (74)
                                                   ---------      ----------      ----------
  Total shareowners' investment                       35,773          32,616           3,157
                                                   ---------      ----------      ----------
TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT      $ 172,053      $  167,468      $    4,585
                                                   =========      ==========      ==========

VERIZON COMMUNICATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                                                             (dollars in millions)

                                                                                  3 Mos. Ended      3 Mos. Ended
Unaudited                                                                           3/31/03           3/31/02           $ Change
---------                                                                         ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Income (loss) before cumulative effect of
    accounting change                                                             $      1,758      $         (5)     $      1,763
Adjustments to reconcile income (loss) before cumulative effect of accounting change to net cash provided by operating activities:
    Depreciation and amortization                                                        3,385             3,320                65
    Sales of assets, net                                                                    --              (220)              220
    Employee retirement benefits                                                           (78)             (405)              327
    Deferred income taxes                                                                  310               369               (59)
    Provision for uncollectible accounts                                                   425               602              (177)
    (Income) loss from unconsolidated businesses                                          (166)            1,543            (1,709)
    Changes in current assets and liabilities, net of
       effects from acquisition/disposition of businesses                                  625              (886)            1,511
    Other, net                                                                            (447)              160              (607)
                                                                                  ------------      ------------      ------------
Net cash provided by operating activities                                                5,812             4,478             1,334
                                                                                  ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures (including capitalized network and non-network software)           (2,467)           (2,590)              123
Acquisitions, net of cash acquired, and investments                                       (169)             (930)              761
Proceeds from disposition of businesses                                                     --               728              (728)
Net change in short-term and other current investments                                     518               532               (14)
Other, net                                                                                  24               240              (216)
                                                                                  ------------      ------------      ------------
Net cash used in investing activities                                                   (2,094)           (2,020)              (74)
                                                                                  ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term borrowings                                                       1,946             2,980            (1,034)
Repayments of long-term borrowings and capital lease obligations                        (3,588)           (2,224)           (1,364)
Increase (decrease) in short-term obligations, excluding
    current maturities                                                                   1,576            (2,385)            3,961
Dividends paid                                                                          (1,056)           (1,051)               (5)
Proceeds from sale of common stock                                                         256               222                34
Other, net                                                                                (155)               36              (191)
                                                                                  ------------      ------------      ------------
Net cash used in financing activities                                                   (1,021)           (2,422)            1,401
                                                                                  ------------      ------------      ------------
INCREASE IN CASH AND CASH EQUIVALENTS                                                    2,697                36             2,661
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                           1,438               979               459
                                                                                  ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                          $      4,135      $      1,015      $      3,120
                                                                                  ============      ============      ============

VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                                       (dollars in millions)

                                                           3 Mos. Ended     3 Mos. Ended
Unaudited                                                    3/31/03           3/31/02           % Change
---------                                                  ------------     ------------       ------------
OPERATING REVENUES
  Local services                                           $      4,900     $      5,116               (4.2)
  Network access services                                         3,324            3,379               (1.6)
  Long distance services                                            881              771               14.3
  Other services                                                    836              985              (15.1)
                                                           ------------     ------------
TOTAL OPERATING REVENUES                                          9,941           10,251               (3.0)
                                                           ------------     ------------

OPERATING EXPENSES
  Cost of services and sales                                      3,523            3,352                5.1
  Selling, general & administrative expense                       2,000            2,172               (7.9)
  Depreciation and amortization expense                           2,331            2,371               (1.7)
                                                           ------------     ------------
TOTAL OPERATING EXPENSES                                          7,854            7,895                (.5)
                                                           ------------     ------------

OPERATING INCOME                                           $      2,087     $      2,356              (11.4)
OPERATING INCOME MARGIN                                            21.0%            23.0%

EBITDA                                                     $      4,418     $      4,727               (6.5)
EBITDA MARGIN                                                      44.4%            46.1%

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

EBITDA is determined by adding depreciation and amortization expense to operating income. EBITDA margin is calculated by dividing EBITDA by total operating revenues.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.


VERIZON COMMUNICATIONS INC.
DOMESTIC TELECOM - SELECTED OPERATING STATISTICS
--------------------------------------------------------------------------------

                                                            3 Mos. Ended     3 Mos. Ended
Unaudited                                                     3/31/03          3/31/02          % Change
---------                                                   ------------     ------------     ------------
Switched access lines in service (000)
  Residence                                                       37,272           38,440             (3.0)
  Business                                                        19,713           20,745             (5.0)
  Public                                                             497              576            (13.7)
                                                            ------------     ------------
Total                                                             57,482           59,761             (3.8)
  Special DS0 equivalents                                         79,088           71,641             10.4
                                                            ------------     ------------
Total voice grade equivalents (000)                              136,570          131,402              3.9
                                                            ------------     ------------

Resale & UNE-P lines (000)                                         4,571            3,637             25.7
Minutes of use from Carriers and CLECs (in millions)              60,877           65,761             (7.4)
Long distance lines (000)                                         13,191            9,663             36.5

High capacity and digital data revenues ($ in millions)
Data transport                                              $      1,671     $      1,651              1.2
Data solutions                                                       135              163            (17.2)
                                                            ------------     ------------
Total revenues                                              $      1,806     $      1,814              (.4)
                                                            ------------     ------------

FOOTNOTE:

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

VERIZON COMMUNICATIONS INC.
VERIZON WIRELESS - SELECTED OPERATING RESULTS
--------------------------------------------------------------------------------


                                                                         (dollars in millions)

                                              3 Mos. Ended      3 Mos. Ended
Unaudited                                       3/31/03           3/31/02           % Change
---------                                     ------------      ------------      ------------
REVENUES
  Service revenues                            $      4,660      $      4,052              15.0
  Equipment and other                                  426               378              12.7
                                              ------------      ------------
TOTAL REVENUES                                       5,086             4,430              14.8
                                              ------------      ------------

OPERATING EXPENSES
  Cost of services and sales                         1,439             1,246              15.5
  Selling, general & administrative expense          1,866             1,629              14.5
  Depreciation and amortization expense                907               781              16.1
                                              ------------      ------------
TOTAL OPERATING EXPENSES                             4,212             3,656              15.2
                                              ------------      ------------

OPERATING INCOME                              $        874      $        774              12.9

EBITDA                                        $      1,781      $      1,555              14.5
EBITDA MARGIN                                         38.2%             38.4%

SELECTED OPERATING STATISTICS
Subscribers (000)                                   33,324            29,584              12.6
Penetration                                           14.3%             13.3%
Subscriber net adds in period(1) (000)                 833               186                 *
Total churn rate, including prepaid                    2.1%              2.6%

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

EBITDA is determined by adding depreciation and amortization expense to operating income. EBITDA margin is calculated by dividing EBITDA by service revenues.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

(1) Includes acquisition of 68,000 subscribers in first quarter 2002 and 6,000 subscribers in first quarter 2003.

*    Not meaningful

VERIZON COMMUNICATIONS INC.
INFORMATION SERVICES - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------


                                                                         (dollars in millions)

                                              3 Mos. Ended      3 Mos. Ended
Unaudited                                        3/31/03           3/31/02          % Change
---------                                     ------------      ------------      ------------
OPERATING REVENUES                            $        700      $        803             (12.8)

OPERATING EXPENSES
  Cost of services and sales                           121               137             (11.7)
  Selling, general & administrative expense            288               297              (3.0)
  Depreciation and amortization expense                 21                15              40.0
                                              ------------      ------------
TOTAL OPERATING EXPENSES                               430               449              (4.2)
                                              ------------      ------------

OPERATING INCOME                              $        270      $        354             (23.7)

EBITDA                                        $        291      $        369             (21.1)
EBITDA MARGIN                                         41.6%             46.0%

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

EBITDA is determined by adding depreciation and amortization expense to operating income. EBITDA margin is calculated by dividing EBITDA by operating revenues.


VERIZON COMMUNICATIONS INC.
INTERNATIONAL - SELECTED FINANCIAL RESULTS
--------------------------------------------------------------------------------

                                                                         (dollars in millions)

                                              3 Mos. Ended      3 Mos. Ended
Unaudited                                        3/31/03           3/31/02          % Change
---------                                     ------------      ------------      ------------
OPERATING REVENUES                            $        621      $        708             (12.3)

OPERATING EXPENSES
  Cost of services and sales                           185               215             (14.0)
  Selling, general & administrative expense            168               233             (27.9)
  Depreciation and amortization expense                105               130             (19.2)
                                              ------------      ------------
TOTAL OPERATING EXPENSES                               458               578             (20.8)
                                              ------------      ------------

OPERATING INCOME                              $        163      $        130              25.4

EBITDA                                        $        268      $        260               3.1
EBITDA MARGIN                                         43.2%             36.7%

INCOME FROM UNCONSOLIDATED BUSINESSES         $        214      $        176              21.6

FOOTNOTES:

The segment financial results above are adjusted to exclude the effects of non-recurring items. The company's chief decision makers exclude these items in assessing business unit performance, primarily due to their non-operational nature.

Intersegment transactions have not been eliminated.

Certain reclassifications of prior period amounts have been made, where appropriate, to reflect comparable operating results.

EBITDA is determined by adding depreciation and amortization expense to operating income. EBITDA margin is calculated by dividing EBITDA by operating revenues.